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                                   AMENDMENT
                                      TO
                             AGREEMENT AND CONSENT
                           COMPROMISE AND SETTLEMENT

AMENDMENT TO AGREEMENT AND CONSENT COMPROMISE AND SETTLEMENT, dated as of
May 9, 1996 (the "Agreement"), by and between DUAL DRILLING COMPANY, a Delaware Corporation ("DUAL") and the undersigned ("Employee"). Reference is also made to that certain Agreement and Plan of Merger dated as of March 21, 1996 ("Original Merger Agreement"), between DUAL and ENSCO International, Incorporated ("ENSCO"), as amended by Amendment No. 1 dated as of May 8, 1996 (as amended, the "Merger Agreement").

                              W I T N E S S E T H:

WHEREAS, DUAL and Employee have entered into that certain Agreement and Consent Compromise and Settlement dated as of March 21, 1996 (the "Original Agreement"); and

WHEREAS, Section 2.04(c) of the Original Merger Agreement requires DUAL to pay each holder of options ("Long-Term Options") issued to him under the DUAL DRILLING COMPANY 1993 Long-Term Incentive Plan (the "1993 Plan") an amount of cash equal to (A) the excess, if any, of (i) the average of the closing prices of Acquiror Common Stock on the NYSE for the five Business Days immediately preceding the Effective Time multiplied by the Exchange Ratio over (ii) the exercise price under such Long-Term Option, (B) multiplied by the number of shares covered by such Long-Term Option (capitalized terms having that meaning specified in the Merger Agreement); and

WHEREAS, DUAL has determined that making payment to the holders of Long-Term Options under a method other than that provided for in Section 2.04(c) of the Original Merger Agreement will facilitate the consummation of the merger between DUAL and ENSCO; and

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WHEREAS, DUAL has requested Employee to agree to an alternate payment method and therefore requests to modify certain of the provisions set forth in the Original Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein, the parties agree as follows:

1. Paragraph 2 of the Original Agreement is hereby amended to read in its entirety as follows:

                 2. Employee agrees that all options ("Long-Term Options") issued to him under the DUAL DRILLING COMPANY 1993 Long-Term Incentive Plan (the "1993 Plan") which remain outstanding as of the Effective Time (such term having that meaning specified in the Merger Agreement) shall be surrendered in exchange for shares of ENSCO stock as is set forth in Section 2.04(a) of the Merger Agreement (a copy of which is attached hereto as Exhibit "A").

2. Employee agrees that if he exercises any Long-Term Options prior to the Effective Time, DUAL shall issue to him that number of whole shares of DUAL Common Stock, and cash in lieu of fractional shares thereof as provided below, equal to (A) a fraction, the numerator of which is the closing price of DUAL Common Stock on NASDAQ on the Business Day immediately preceding the exercise of such Long-Term Option (the "Relevant Closing Price") minus the exercise price under such Long-Term Option, and the denominator is the Relevant Closing Price, (B) multiplied by the number of shares covered by such Long-Term Option. In lieu of fractional shares, if any, the holder of such Long-Term Option shall receive an amount equal to the Relevant Closing Price multiplied by the fraction of shares of DUAL Common Stock to which such holder would otherwise be entitled, without interest.

3. Employee agrees that the Option Agreement entered into by DUAL and him in connection with option grants under the 1993 Plan is hereby amended to incorporate the matters set forth in Paragraphs 1 and 2 hereof.

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4.       DUAL confirms that it has accelerated the vesting of Employee's
         Long-Term Options so that they shall be fully vested and fully exercisable as of May 15, 1996.

5. Except as specifically modified or amended hereby, the Original Agreement shall remain in full force and effect.

Dated this 9th day of May, 1996.

                                                   DUAL DRILLING COMPANY

                                                   By:________________________


                                                   ___________________________


                                                   Name:_______________________



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